Exhibit 14

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference, into the Proxy Statement and Prospectus (the Proxy/Prospectus) constituting part of this Registration Statement on Form N-14 (the Registration Statement) of Fidelity Select Portfolios: Fidelity Select Gold Portfolio and Fidelity Select Precious Metals and Minerals Portfolio, of our report dated April 19, 1999 on the financial statements and financial highlights included in the February 28, 1999 Annual Report to Shareholders of Fidelity Select Portfolios: Fidelity Select Gold Portfolio and Fidelity Select Precious Metals and Minerals Portfolio.

We further consent to the references to our Firm under the headings "Experts" and "Financial Highlights" in the Proxy/Prospectus and to the references to our Firm under the headings "Financial Highlights" in the Prospectus and "Auditor" in the Statement of Additional Information, each dated April 29, 1999, for Fidelity Select
Portfolios: Fidelity Select Gold Portfolio and Fidelity Select
Portfolios: Fidelity Select Precious Metals and Minerals Portfolio. The Prospectus and Statement of Additional Information are also incorporated by reference into the Proxy/Prospectus.

/s/PricewaterhouseCoopers LLP
   PricewaterhouseCoopers LLP
   Boston, Massachusetts
   October 27, 1999